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                                   EXHIBIT 1


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                 IN THE CIRCUIT COURT OF BLOUNT COUNTY, ALABAMA


R. C. CORR, JR.; DORIS J. CORR; BRYAN A.        )
CORR, SR.; TINA M. CORR; JOAN M.                )
CURRIER; JOHN DAVID CURRIER; and                )
CORR, INC. f/k/a ONEONTA                        )
TELEPHONE COMPANY, INC.,                        )
                                                )        CIVIL ACTION
           Plaintiffs,                          )        NO. CV-00-216-OHJ
                                                )
vs.                                             )
                                                )
KENNON R. PATTERSON, SR., KENNON R.             )
PATTERSON, JR.; GLYNN DEBTER; STACEY            )
MANN; MERRITT ROBBINS; BISHOP K.                )
WALKER, JR.; ROY B. JACKSON; LOY                )
MCGRUDER; ROBERT O. SUMMERFORD;                 )
DENNY G. KELLY; JIMMIE TROTTER;                 )
JOHN J. LEWIS, JR.; HODGE PATTERSON;            )
EDWARD FERGUSON;  COMMUNITY                     )
BANCSHARES, INC; COMMUNITY                      )
BANK, INC.; and Fictitious Defendants           )
A, B, C, D, E, F, G, H, I, and J                )
whose true names and  identities are otherwise  )
unknown, but will be substituted by amendment   )
when ascertained,                               )
                                                )
                  Defendants.                   )


                                   COMPLAINT

                                    PARTIES

         1. The individual Plaintiffs currently reside in Blount County, Alabama and at all applicable times were minority stockholders in the Defendant Community Bancshares, Inc.

         2. The Plaintiff Corr, Inc. f/k/a Oneonta Telephone Company, Inc. is an Alabama corporation headquartered in Blount County, Alabama.

         3. Defendant Community Bancshares, Inc. ("Bancshares") is a Delaware corporation whose principal place of business is in Blount County, Alabama.


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         4.       Defendant Community Bank, Inc. ("Community Bank") is an
Alabama bank incorporated in Alabama that is headquartered in Blount County, Alabama. Bancshares owns one hundred percent (100%) of Community Bank's stock. (Community Bank and Bancshares are sometimes below collectively referred to as "Community.")

         5. Defendant Kennon R. Patterson, Sr. is, and was at all relevant times, the Chief Executive Officer of Community.

         6. Defendants Kennon R. Patterson, Sr., Kennon R. Patterson, Jr., Glynn Debter, Stacey Mann, Merritt Robbins, Bishop K. Walker, Jr., Roy B. Jackson, Loy McGruder, Robert O. Summerford, Denny G. Kelly, Jimmie Trotter, John J. Lewis, Jr., Hodge Patterson and Edward Ferguson are Directors of Community Bank and have been at all relevant times. Additionally, all of the Defendants appearing immediately above other than Jimmie Trotter, Stacey Mann and Edward Ferguson, are, and were at all relevant times, were also Directors of Bancshares. (The Defendants referenced in this paragraph are sometimes below collectively referred to as the "Director Defendants.")

         7. Fictitious Defendants A, B, C, D, E, F, G, H, I and J are those persons or entities who are liable for some or all of the actions described in this Complaint but whose names at this time are unknown and who will be added by amendment once ascertained.

                                   COUNT ONE

         8. Plaintiffs adopt and incorporate the averments referenced above as if fully referenced herein.

         9. The Director/Fictitious Defendants owe a duty to act fairly to the Plaintiffs.


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         10.      The Director/Fictitious Defendants further owe the Plaintiffs a duty to take no action or omission to deprive the Plaintiffs of their proportionate rights and powers of Community without a just equivalent.

         11. Despite the above, upon information and belief, the Director/Fictitious Defendants have actively participated in (or ratified) the siphoning off of corporate income which has had the effect of depriving the Plaintiffs of income from their interests in Community and has resulted in the denial of the Plaintiffs' just share of corporate gains.

         12. Upon information and belief, actions/omissions by the Director/Fictitious Defendants include, but are not limited to, the payment to Directors of exorbitant salaries and bonuses; improper payment of other funds to Director's relatives; unreasonable payments under contracts between Community and certain of the Director and/or Fictitious Defendants or to entities controlled by Directors or their relatives and by improper rental agreements for property Community leases from Directors.

         13. The actions/omissions of the Director/Fictitious Defendants referenced above have resulted in damage to the Plaintiffs including, but not limited to, the reduction in the dividends paid to the Plaintiffs resulting from the "siphoning off" of corporate assets referenced above.

         WHEREFORE, PREMISES CONSIDERED, the Plaintiffs demand judgment against the Director/Fictitious Defendants, in compensatory, consequential and incidental damages in an amount to be determined by the trier of fact as well as punitive damages, interest and costs of this action.

                                   COUNT TWO

         14. The Plaintiffs adopt and incorporate the averments referenced above as if fully referenced herein.


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         15.      The Plaintiffs aver that unless a permanent injunction is
granted, they will suffer continuing irreparable injury and, thus, apply to this Court for a permanent injunction removing the Director/Fictitious Defendants from office as Directors of Community

         16. Plaintiffs also request such other, further and different relief to which they may be entitled.

                                  COUNT THREE

         17. Plaintiffs adopt and incorporate the averments referenced above as if fully referenced herein.

         18. Plaintiffs aver that in order to determine the full extent of wrong doing by the Defendants and damages suffered by the Plaintiffs, it is necessary that this Court order an accounting of the Defendants and further order that the Defendants account to the Plaintiffs for all sums rightfully due the Plaintiffs.

         WHEREFORE, PREMISES CONSIDERED, the Plaintiffs move this Court to order an accounting from the Defendants and further that the Defendants fully account to the Plaintiffs for all sums rightfully due the Plaintiffs, along with such other, further and different relief to which the Plaintiffs may be entitled.

                 THE PLAINTIFFS DEMAND A TRIAL BY STRUCK JURY.


                                    -------------------------------------------
                                    RICHARD F. OGLE


                                    -------------------------------------------
                                    DAVID O. UPSHAW

                                    Attorneys for Plaintiffs


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OF COUNSEL:

OGLE, LILES AND UPSHAW, LLP
600 Financial Center, 505 North 20th Street
Post Office Drawer 1865
Birmingham, Alabama  35201-1865
Telephone:  205/521-7000

DEFENDANTS' ADDRESSES:
(TO BE SERVED BY CERTIFIED MAIL,
RETURN RECEIPT REQUESTED.)

Kennon R. Patterson, Sr.
P. O. Box 1000
Blountsville, Alabama 35031

Kennon R. Patterson, Jr.
P. O. Box 1000
Blountsville, Alabama 35031

Glynn Debter
P. O. Box 1000
Blountsville, Alabama 35031

Stacey Mann
P. O. Box 1000
Blountsville, Alabama 35031

Merritt Robbins
P. O. Box 1000
Blountsville, Alabama 35031

Bishop K. Walker, Jr.
P. O. Box 1000
Blountsville, Alabama 35031

Roy B. Jackson
P. O. Box 1000
Blountsville, Alabama 35031


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Loy McGruder
P. O. Box 1000
Blountsville, Alabama 35031

Robert O. Summerford
P. O. Box 1000
Blountsville, Alabama 35031

Denny G. Kelly
P. O. Box 1000
Blountsville, Alabama 35031

Jimmie Trotter
P. O. Box 1000
Blountsville, Alabama 35031

John J. Lewis, Jr.
P. O. Box 1000
Blountsville, Alabama 35031

Hodge Patterson
P. O. Box 1000
Blountsville, Alabama 35031

Edward Ferguson
P. O. Box 1000
Blountsville, Alabama 35031

Community Bancshares, Inc.
P. O. Box 1000
Blountsville, Alabama 35031

Community Bank, Inc.
P. O. Box 1000
Blountsville, Alabama 35031


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